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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                January 16, 2002
                                 Date of Report
                        (Date of Earliest Event Reported)


                                 TELKONET, INC.
                 (formerly known as Comstock Coal Company, Inc.)
             (Exact Name of Registrant as Specified in its Charter)


                               902-A Commerce Road
                            Annapolis, Maryland 21401
                    (Address of principal executive offices)


                                  410/897-5900
                          Registrant's telephone number


        Utah                                             87-0627421
(State of Incorporation)                    (IRS Employer Identification No.)




ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The following press release was issued to announce the resignations and appointments of certain Directors and officers of the company.




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                                TELKONET FOUNDERS
                      REALIGN CAPITOL STRUCTURE, MANAGEMENT
              AND BOARD OF DIRECTORS TO PREPARE FOR PRODUCT LAUNCH




FOR IMMEDIATE RELEASE:
Contact: TELKONET, INC.                              HAYDEN COMMUNICATIONS, INC.
         Stephen L. Sadle, President &               Matthew Hayden
         Chief Operating Officer                     President
         410-897-5900                                843-272-4653
         Ssadle@telkonet.com                         matt@haydenir.com


ANNAPOLIS, MD - JANUARY 16, 2002 - TELKONET, INC. (OTCBB: TLKO) today announced on behalf of Telkonet Communications, Inc. ("TCI"), a Delaware Corporation and wholly owned subsidiary of Telkonet, Inc. that after nearly three years of extensive research and product testing, Telkonet will shift its management emphasis from R&D to product sales and marketing in order to move their initial proprietary products into the retail market. Recent Beta testing has demonstrated robust capacity and industry demand for the company's initial proprietary products, thus providing the foundation for this shift to marketing with continued R&D support.

Created by proven scientists and engineers who have made their marks in the aeronautical and space industries, Telkonet now moves forward with the clear vision of finding future solutions and building innovative products for such companies as IBM, Cessna, and NASA. In a Board of Directors meeting, held January 11th, the Founders and Executive Management focused on the importance of finding competent leadership to successfully shepherd the Company towards its future objectives. Management wholly agreed upon the importance of diversifying the Board in order to broaden both its expertise and influence as it prepares the Company for its upcoming sales and marketing initiatives.

David Grimes, Founder has retired. He will continue on the Board and has agreed to remain active within the Company under a multi-year Consulting Agreement.

Donald F. Erat, Founder has agreed to remain active within the Company under a multi-year Consulting Agreement.

L. Peter Larson, Founder/ Director and Former President & CEO, has resigned as Director and will remain active within the Company under a multi-year Consulting Agreement.

Stephen L. Sadle, Founder and Chief Operating Officer will also assume the office of President. Mr. Sadle has extended his Employment Agreement with the Company for three years.

Robert P. Crabb, Secretary, will join the Board of Directors

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In their continuing visionary efforts for the future success of the company management has reassessed Telkonet's initial capital structure. Agreements were reached on a realignment of the initial Founders' share distribution in order to attract additional management and marketing expertise, and to raise the necessary capital for manufacturing, sales, and marketing. The Founders agreed to surrender their current stock and option positions in return for adjusted stock and option positions as set forth in the following schedule:

FOUNDERS             PRIOR      RETURNED     ADJUSTED       RETURNED    VESTED
                    SHARES       SHARES       SHARES        OPTIONS    OPTIONS
Dave Grimes        4,971,918    3,721,918    1,250,000      160,000   1,000,000
Pete Larson        1,455,285      705,285      750,000      200,000   1,000,000
Don Erat           2,861,347    2,361,347      500,000          -0-     500,000
Steve Sadle        5,647,694    2,147,694    3,500,000      200,000   1,000,000
                  ----------    ---------    ---------      -------   ---------
                  14,936,244    8,936,244    6,000,000      560,000   3,500,000

This re-allocation of Founders stock and option positions will benefit the Company, its shareholders, and the Founders in several ways. The changes retain the Founders core competence in the Company, provides each with both fair and equitable stock positions, and an orderly method of liquidity, and reduces the dilution factor for shareholders thus helping to attract perspective management talent and potential investors. The net effect of the recapitalization reduces the number of shares outstanding from approximately 23.7 to 14.7 million shares.

Stephen L. Sadle, President and Chief Operating Officer of Telkonet, Inc. commented, "I am very pleased with our products and their test results. We are extremely encouraged by the reactions and consumer interest developed and demonstrated from the Beta units. For the last three years our team has been focused on the technical side of the development of our products. Now it is time to shift gears and enter into the market. I know our FASTPLUG Internet Solution works and satisfies the needs of consumers." "Now it is time to bring the right people onto our team with the experience to bring our products to market. We are prepared to move ahead quickly to apply our technologies across several vertical markets. Our FASTPLUG Internet products have repeatedly demonstrated that they will operate very successfully in both residential and commercial business environments, exceeding our original expectations for providing extended voice and high-speed data transmission over existing power lines-a perfect fit for schools, dormitories, hotels, apartments, office buildings and rural residential areas. We are currently installing systems in several classroom settings as well as in hotels and office buildings and anticipate that by the second quarter of this year we will begin to realize revenues from our first customers."

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The Telkonet FASTPLUG Internet provides Internet service via satellite or high-speed connection and distributes it along power line infrastructure within the residential or commercial structure. By simply using the Telkonet FASTPLUG Internet Modem in any electrical outlet the need for costly infrastructure in a building is eliminated. Additionally, Using the power line as the carrier, the Company believes it will be able to make Internet service economically viable for a larger population of customers.

Telkonet FASTPLUG Telephony Solutions employs digital signaling equipment to deliver telephony services to residential and commercial end-users via existing power-line infrastructure. Using a hybrid system of VOIP equipment, it transforms the power line into a telephony carrier to the home or business. This approach greatly reduces both cost and time required to bring telecommunication services to non-provided geographic locations. Telkonet's primary market focus for the FASTPLUG Telephony product is in developing countries with high demand for telephone service but have limited infrastructure. In addition the equipment can also be used in developed countries by enabling telephony providers to implement alternative networks.

Formed in 1999, TCI is a provider of proprietary infrastructure communication applications based upon emerging power-line carrier technologies with a focus on the voice and data communications markets. The Company's technology provides flexible, cost-effective solutions for Internet connectivity worldwide, as well as telephony systems in developing countries around the globe.


Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).

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